Dated: February 18, 2016

EXHIBIT A
TO THE CUSTODY AGREEMENT
BETWEEN WORLD FUNDS TRUST
AND FIFTH THIRD BANK

April 22, 2015
Amended as of February 18, 2016

Name of Fund	Date
Toreador Core Fund	April 22, 2015
Toreador Explorer Fund	April 22, 2015
Clifford Capital Partners Fund	November 10, 2015
Toreador Select Fund	February 18, 2016
Vest Armor S&P 500® Fund	February 18, 2016
Vest Armor S&P 500® (January) Fund	February 18, 2016
Vest Armor S&P 500® (February) Fund	February 18, 2016
Vest Armor S&P 500® (March) Fund	February 18, 2016
Vest Armor S&P 500® (April) Fund	February 18, 2016
Vest Armor S&P 500® (May) Fund	February 18, 2016
Vest Armor S&P 500® (June) Fund	February 18, 2016
Vest Armor S&P 500® (July) Fund	February 18, 2016
Vest Armor S&P 500® (August) Fund	February 18, 2016
Vest Armor S&P 500® (September) Fund	February 18, 2016
Vest Armor S&P 500® (October) Fund	February 18, 2016
Vest Armor S&P 500® (November) Fund	February 18, 2016
Vest Armor S&P 500® (December) Fund	February 18, 2016
Vest Dynamic Distribution Fund	February 18, 2016

WORLD FUNDS TRUST

By: /s/ John	Pasco, III

Its: President and Principal Executive Officer

FIFTH THIRD BANK

By: /s/ Ryan	Henrich

Its: Vice President